UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2017

GENEREX BIOTECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29169	98-0178636
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

10102 USA Today Way, Miramar, Florida	33025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 364-2551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities.

Generex Biotechnology Corporation (referred to as the “Company” or “Generex”) is reporting on an amendment to its letter of intent with Emmaus Life Sciences, Inc. as well as the terms of a convertible note financing, the proceeds of which will be used to fund a deposit payable to Emmaus.

Amendment to Emmaus Letter of Intent

In our Current Report on Form 8-K, dated January 16, 2017, we reported that the Company had entered into a letter of intent (“LOI”) with Emmaus Life Sciences, Inc. (“Emmaus”) contemplating that the Company will acquire a controlling interest in the outstanding capital stock of Emmaus for a total consideration of $225,000,000 in accordance with the terms and conditions therein (the "Proposed Acquisition").

The LOI required that Generex shall pay a deposit of One Million Five Hundred Thousand Dollars ($1,500,000) to Emmaus within three (3) weeks of January 16, 2017, which was February 6, 2017. As previously reported, on February 6, 2017 and February 20, 2017, Emmaus and Generex entered into waiver agreements extending the time for Generex to make the deposit until February 24, 2107 and otherwise amending the LOI (the “Prior Waivers”)..

On March 3, 2017, the Generex and Emmaus entered into a further waiver and amendment to the LOI which provides the following:

•         Generex must provide a $500,000deposit on or prior to March 6, 2017. Generex is paying this deposit with the proceeds of the sale of the convertible note described below under “Convertible Note Financing.”

•         Within ten (10) trading days after the date of effectiveness of the Company’s planned reverse stock split of its common stock, the Company shall pay an additional deposit of $3,000,000.

•         The failure of the reverse stock split to occur on or prior to March 30, 2017 shall constitute a breach of the LOI. Generex has applied to FINRA, in its oversight capacity with respect to the over-the-counter trading market, for approval of the reverse stock split, and is in the process of satisfying additional document and information requests from FINRA.

•         Emmaus and Generex will use best efforts to negotiate and sign a definitive formal Purchase Agreement no later than March 30, 2017.

•         The remaining$6,000,000will be paid at closing of the formal Purchase Agreement, which will be done no later than the date that is five (5) trading days after the date (the “Filing Date”) upon which Generex files with the Delaware Secretary of State an Amendment to its Restated Certificate of Incorporation effecting an increase in its authorized capital, provided however that the Filing Date shall be no later than May 1, 2017 and the date of Closing shall be no later than May 8, 2017. Generex shall provide satisfactory proof of funds for the $6,000,000 no later than three (3) business days prior to the Filing Date.

•         If the $500,000 or $3,00,000 deposit is not paid, or the reverse stock split is not consummated, the formal Purchase Agreement is not executed or the closing does not occur within the required time periods, all deposits then made to will be refunded to Generex within sixty (60) days after the termination.

•         Notwithstanding the standstill provisions of the LOI, Emmaus shall have the right to negotiate and enter into financing transactions without notice to or consent of Generex, provided that such transactions do not constitute a sale of assets of Emmaus except in the ordinary course of business or an initial public offering of Emmaus’ common stock, and provided further that Emmaus shall continue to have a sufficient number of authorized and unissued shares of common stock so that it would be able to issue the 51% of outstanding shares as contemplated in the LOI.

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Convertible Note Financing

On March 6, 2017, Generex entered into a Securities Purchase Agreement with an investor, pursuant to which the Company agreed to sell its Convertible Note Due March __, 2018 (“Note”) in the principal amount of $674,854.96. The purchase price of the Note was $562,379.13 comprised of $500,000 in cash, the cancellation of a $50,000 demand Note the Company had issued to the investor in May, 2016, $3,879.13 in accrued interest on the prior note and $8,500 in legal fees for the investor’s counsel, which the Company was obligated to pay pursuant to the Securities Purchase Agreement. The remaining $112,475.83 of principal amount represents original issue discount.

Joseph Moscato, the Company’s CEO and Chairman, has guaranteed the Company’s obligations under the Note and subordinated any debts the Company owes to him to the Company’s obligations under the Note.

The $500,000 net proceeds of the Note will be paid directly on the Company’s behalf to Emmaus Life Sciences, Inc., as an additional deposit under the LOI described above.

 Subject to certain ownership limitations, the Note will be convertible at the option of the holder at any time into shares of the Company’s common stock at a conversion price of $0.01 per share.

The conversion price of the Note will be subject to adjustment in the case of stock splits, stock dividends, combinations of shares, similar recapitalization transactions and certain pro-rata distributions to common stockholders. In addition, the holder of the Note will be entitled to receive any securities or rights to acquire securities or property granted or issued by the Company pro rata to the holders of its common stock to the same extent as if such holder had converted the Note in full. In the event of a fundamental transaction, such as a merger, consolidation, sale of substantially all assets and similar reorganizations or recapitalizations, the holder of Note will be entitled to receive, upon conversion of the Note, any securities or other consideration received by the holders of the Company’s common stock pursuant to the fundamental transaction.

The Company will become obligated to repay the Note prior to maturity upon the occurrence of certain triggering events, including, breach of the covenants under the Note, breach of certain other contractual obligations, the occurrence of a change in control of the Company, sale of substantially all of the Company’s assets, failure of the Company to timely complete its transactions under the Emmaus Letter of Intent, certain restatements of the Company’s financial statements, or the failure of the Company’s common stock to continue to be listed or quoted for trading on one or more specified regulated quotation services.

If any of these events occur, the Company must pay a minimum of 120% of the outstanding balance under the Note. The Company may be required to pay a higher amount based on a formula that compares the market value of the shares into which the Note could be converted, to the price of those shares at the effective conversion price under the Note. Late fees will apply on all amounts not paid within five trading days of the payment date.

In the event that the Company fails to timely deliver certificates for shares of common stock issuable upon conversion of the Note (“conversion shares”) and the holder is required by its brokerage firm to purchase (in an open market transaction or otherwise) or such holder’s brokerage firm otherwise purchases, shares of common stock to deliver in satisfaction of a sale by such holder of the conversion shares, the Company will:

•	pay the holder in cash the amount, if any, by which such holder’s total purchase price (including any brokerage commissions) for the shares of common stock purchased exceeds the product of (1) the aggregate number of conversion shares due to the holder multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and

•	at the option of such holder, either reissue (if surrendered) the principal amount of the Note submitted for conversion (in which case, such conversion shall be deemed rescinded) or deliver to such holder the number of shares of common stock that would have been issued if the Company had timely complied with its delivery requirements.

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The securities purchase agreement and the Note include certain agreements and covenants for the benefit of the holder of the Note, including restrictions on the Company’s ability to amend its certificate of incorporation and bylaws, pay cash dividends or distributions with respect to its common stock or preferred stock, and repurchase more than a de minimis number of shares of its common stock or other junior securities. In addition, the Company is prohibited from incurring more than $100,00 in debt, unless the other lender expressly subordinates to the Note.

While the Note is outstanding, the Company may not enter into any equity line of credit or and is prohibited from issuing certain types of securities which may be exercised for or converted into common stock at variable rates. These prohibited securities include securities which may be exercised or converted at a rate which varies with market prices after the initial issuance or which is adjusted based on the effective price at which the Company issues additional securities. The prohibition of this type of transaction will not apply if all of the proceeds are used to fund the Company’s transactions with Emmaus pursuant to the LOI.

With very limited exceptions, the investor will have a pro rata right of first refusal in respect of participation in any private debt or equity financings undertaken by the Company during the 18 months following the closing of the transaction.

The securities purchase agreement contains a “most favored nation” provision. With limited exceptions, for so long as the investor holders the Note or any shares issued on conversion of the Note, in the event that the Company issues or sells any common stock or securities or rights convertible into or exercisable for common stock, at the option of the Investor, the Company shall amend the terms of the note and the securities purchase agreement, so as to give the Investor the benefit of such more favorable terms or conditions.

The investor may, immediately upon written notice to the Company, terminate the securities purchase agreement at any time, if the closing has not been consummated on the closing date; provided, however, no such termination will affect the right of any party to sue for any breach by any other party. The securities purchase agreement contains representations and warranties and covenants for each party, which must be true and have been performed at each closing. The Company has agreed to indemnify and hold the investor harmless against certain liabilities in connection with the issuance and sale of the Note under the securities purchase agreement.

The Note and the shares of common stock underlying the Note, were offered privately pursuant to Rule 506(b) of Regulation D under the Securities Act of 1933.

In addition, the securities purchase agreement provides that if at any time prior to the time all the Note and the shares issuable upon conversion of the Note may be sold without the Company meeting the current public information requirement under Securities Act Rule 144(c)(1), the Company fails to meet such requirement, the Company will pay liquidate damages equal to 2.0% of the purchase price paid by each investor. Such payments will be made in cash every 30 days until current public information for the Company is available or is no longer required for the investors to rely on Securities Act Rule 144 to transfer the securities (including underlying securities) acquired under the securities purchase agreement.

The foregoing description of the terms of the Note the securities purchase agreement, the form of warrant, and the registration rights agreement are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 4.1 and 4.2 respectively, and incorporated herein by reference. A copy of the press release announcing the private placement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The list of exhibits called for by this Item is incorporated by reference to the Exhibit Index filed with this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENEREX BIOTECHNOLOGY CORPORATION.

Date: March 6, 2017	/s/ Mark A. Fletcher
Mark A. Fletcher
Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description
4.1	Form of Securities Purchase Agreement, dated May 3, 2017, by and among Generex Biotechnology Corporation and the purchaser(s) listed on the signature pages thereto
4.2	Form of Convertible Note Due March __, 2018
10.1	Letter Agreement between Emmaus Life Sciences, Inc. and Generex dated March 3, 2017.

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